Exhibit 5.1

                                December 20, 2002

Artwork and Beyond, Inc.
761 Coates Avenue
Holbrook, New York 11741

           RE: REGISTRATION STATEMENT ON FORM SB-2 OF UP TO 1,000,000 SHARES BY ARTWORK AND BEYOND, INC. AND 180.000 SHARES BY A SELLING STOCKHOLDER

Ladies and Gentlemen:

           This opinion is delivered to you in connection to the Registration Statement on Form SB-2 (the "Registration Statement"), filed by Artwork and Beyond, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") for registration under the Act of the sale of up to 1,000,000 shares of common stock of the Company the ("Shares") as well as 180,000 shares of common stock to be sold by a selling stockholder ("Seller's Shares".) The Shares and Seller's Shares are to be offered and sold to the public by the Company without an underwriter and on a best efforts basis.

           We have examined the Articles of Incorporation, the By-laws and the corporate minute book of the Company, and the Registration Statement. We have also examined such other documents, records and certificates and made such further investigation as we have deemed necessary for the purposes of this opinion.

           We are of the opinion that: (1) when sold as contemplated by the Registration Statement the Shares will be duly authorized, legally issued, fully paid and non-assessable; and (2) the Seller's Shares have been duly authorized and are legally issued and prior to sale will be fully paid and non-assessable.

           We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and further consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

           By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                       Very truly yours,


                                                       REED SMITH LLP

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